Exhibit 2

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 16 to the Schedule 13D

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Nature of the Transaction

NOMIS BAY LTD

Purchase of American Depositary Shares	150,000	1.2634	06/15/2026
Purchase of American Depositary Shares	78,483	1.3043	06/17/2026
Purchase of American Depositary Shares	1,200,000	1.3870	06/22/2026

BPY LIMITED

Purchase of American Depositary Shares	100,000	1.2634	06/15/2026
Purchase of American Depositary Shares	39,242	1.3043	06/17/2026
Purchase of American Depositary Shares	800,000	1.3870	06/22/2026

MURCHINSON LTD.

(Through the Managed Positions)

Purchase of American Depositary Shares	150,000	1.2634	06/15/2026
Purchase of American Depositary Shares	100,000	1.2634	06/15/2026
Purchase of American Depositary Shares	78,483	1.3043	06/17/2026
Purchase of American Depositary Shares	39,242	1.3043	06/17/2026
Purchase of American Depositary Shares	1,200,000	1.3870	06/22/2026
Purchase of American Depositary Shares	800,000	1.3870	06/22/2026